Exhibit 99.1

Kellogg Company News
For release:	November 1, 2012
Analyst Contact:	Simon Burton, CFA (269) 961-6636
Media Contact:	Kris Charles (269) 961-3799

KELLOGG COMPANY ANNOUNCES THIRD-QUARTER RESULTS – SOLID UNDERLYING PERFORMANCE

BATTLE CREEK, Mich. – Kellogg Company (NYSE: K) today announced third quarter 2012 reported net sales of $3.7 billion, an increase of 12.3 percent from the third quarter of 2011. Internal net sales increased by 2.8 percent in the third quarter. Reported operating profit was $479 million, an increase of 3.2 percent; internal operating profit declined by 4.9 percent. Higher commodity costs, last month’s recall, and a high single-digit increase in brand-building investment all had an impact on operating profit. Internal results exclude the effects of foreign currency translation, the results from the recently-acquired Pringles business, integration costs, and divestitures.

Reported third quarter 2012 net earnings were $296 million, or $0.82 per diluted share, an increase of 2.5 percent from the $0.80 per diluted share reported in the third quarter of 2011. This quarter’s reported earnings per share included approximately $0.04 of integration costs related to the acquisition of Pringles. The cost of the recall announced last month was approximately $0.06 per share, which was offset by better-than-expected performance from the Pringles business and certain below-the-line items.

“We’re pleased with the improving trends in our underlying performance, which is in-line with our expectations and includes strong revenue growth in many of our businesses,” said John Bryant, Kellogg Company’s president and chief executive officer. “We’re also pleased that the Pringles business performed better during the quarter than we had expected. While it’s early, we remain optimistic regarding the potential of this iconic brand.”

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North America

Kellogg North America’s third quarter reported net sales increased by 11.1 percent to $2.5 billion; internal net sales increased by 3.7 percent, including the impact of last month’s recall. The U.S. Morning Foods and Kashi segment posted internal net sales growth of 5.4 percent. The segment posted strong performance in both the cereal and toaster pastry businesses during the quarter. Internal net sales growth in the U.S. Snacks business was 0.3 percent; this growth, however, built on the strong five percent growth posted in the third quarter of last year. The U.S. Specialty segment posted third quarter internal net sales growth of 5.5 percent. The North America Other segment reported internal net sales growth of 5.2 percent as the result of good rates of growth in the Frozen Foods business. Including the impact of the recall, North America’s reported operating profit increased by 6.8 percent and internal operating profit decreased by 1.6 percent.

International

Kellogg International’s reported net sales increased to $1.3 billion, or by 14.8 percent from the third quarter of 2011; internal net sales increased by one percent. The Latin American business posted quarterly internal net sales growth of 3.6 percent. Internal net sales of the European business decreased by 2.5 percent, a sequential improvement over the performance posted earlier this year, as expected. Within this segment, the U.K. business posted increased internal net sales. The Asia Pacific segment posted internal net sales growth of 6.8 percent in the quarter as the result of good performance in Australia, South Africa, and India. Kellogg International’s reported third quarter

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2012 operating profit declined by 2.7 percent; internal operating profit declined by 10.5 percent, due to results in Europe and a strong increase in investment in brand building in both Asia Pacific and Latin America.

Interest and Tax

Interest expense was $73 million in the third quarter. The effective tax rate was 28.8 percent.

Cash flow

Year-to-date cash flow, defined as cash from operating activities less capital expenditure, was $1,113 million through the end of the third quarter, a year-over-year increase of $236 million. This includes a working-capital benefit from the acquisition of Pringles and lower capital expenditure than in the comparable period of 2011.

Full-Year 2012 Guidance

The company reaffirmed its guidance for full-year internal net sales growth of between two and three percent. Due to the cost of last month’s recall, the company now expects that full-year internal operating profit will decline between four and six percent. The company also reaffirmed its guidance for as-reported earnings per share to be in a range between $3.18 and $3.30 per share, including the cost of the recall and the anticipated impact of the Pringles acquisition.

Bryant continued, “Our third quarter results reflect the continued progress we have made in our performance and are testament to the hard work of Kellogg’s employees around the world.”

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Conference Call / Webcast

Kellogg will host a conference call to discuss these results on November 1, 2012 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts and institutional investors may participate in the Q&A session by dialing (888) 338-8373 in the U.S., and (973) 872-3000 outside of the U.S. Members of the media and the public are invited to attend in a listen-only mode. Rebroadcast information is available at http://investor.kelloggs.com.

About Kellogg Company

Driven to enrich and delight the world through foods and brands that matter, Kellogg Company (NYSE: K) is the world’s leading producer of cereal, second largest producer of cookies and crackers and - through the May 2012 acquisition of the iconic Pringles® business - the world’s second largest savory snacks company. In addition, Kellogg is a leading producer of frozen foods. Every day, our well-loved brands – produced in 18 countries and marketed in more than 180 countries – nourish families so they can flourish and thrive. With 2011 sales of more than $13 billion, these brands include Cheez-It®, Coco Pops®, Corn Flakes®, Eggo®, Frosted Flakes®, Kashi®, Keebler®, Kellogg’s®, Mini-Wheats®, Pop-Tarts®, Pringles®, Rice Krispies®, Special K®, and many more. To learn more about Kellogg Company, including our corporate responsibility initiatives and rich heritage, please visit www.kelloggcompany.com.

Forward-Looking Statements Disclosure

This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the integration of the Pringles® business, the Company’s strategy, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning.

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The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the ability to integrate the Pringles® business and the realization of the anticipated benefits from the acquisition in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(millions, except per share data)

	Quarter ended		Year-to-date period ended
	September 29,	October 1,	September 29,	October 1,
(Results are unaudited)	2012	2011	2012	2011
Net sales	$3,720	$3,312	$10,634	$10,183

Cost of goods sold	2,278	1,962	6,407	5,969
Selling, general and administrative expense	963	886	2,728	2,635

Operating profit	479	464	1,499	1,579

Interest expense	73	58	195	178
Other income (expense), net	11	(9)	31	(10)

Income before income taxes	417	397	1,335	1,391
Income taxes	120	107	379	394
Earnings (loss) from joint ventures	(1)	—	(1)	—

Net income	$296	$290	$955	$997

Net income (loss) attributable to noncontrolling interests	—	—	—	(2)

Net income attributable to Kellogg Company	$296	$290	$955	$999

Per share amounts:
Basic	$.83	$.81	$2.67	$2.75
Diluted	$.82	$.80	$2.66	$2.73

Dividends per share	$.440	$.430	$1.300	$1.240

Average shares outstanding:
Basic	358	360	357	363

Diluted	359	363	359	365

Actual shares outstanding at period end			358	359

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Kellogg Company and Subsidiaries

SELECTED OPERATING SEGMENT DATA

(millions)
	Quarter ended		Year-to-date period ended
	September 29,	October 1,	September 29,	October 1,
(Results are unaudited)	2012	2011	2012	2011
Net sales
U.S. Morning Foods & Kashi	$946	$897	$2,826	$2,782
U.S. Snacks	865	727	2,410	2,181
U.S. Specialty	264	234	864	789
North America Other	388	359	1,125	1,060
Europe	685	585	1,836	1,840
Latin America	292	274	836	816
Asia Pacific	280	236	737	715

Consolidated	$3,720	$3,312	$10,634	$10,183

Operating profit
U.S. Morning Foods & Kashi	$137	$134	$479	$491
U.S. Snacks	116	94	351	329
U.S. Specialty	62	64	188	185
North America Other	66	65	206	198
Europe	84	84	234	287
Latin America	35	43	134	152
Asia Pacific	29	23	79	79

Total Reportable Segments	529	507	1,671	1,721
Corporate	(50)	(43)	(172)	(142)

Consolidated	$479	$464	$1,499	$1,579

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS

(millions)

	Year-to-date period ended
	September 29,	October 1,
(unaudited)	2012	2011
Operating activities
Net income	$955	$997
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	302	270
Deferred income taxes	(40)	(2)
Other	57	133
Postretirement benefit plan contributions	(43)	(187)
Changes in operating assets and liabilities	144	58

Net cash provided by operating activities	1,375	1,269

Investing activities
Additions to properties	(262)	(392)
Acquisitions, net of cash acquired	(2,674)	—
Other	8	11

Net cash used in investing activities	(2,928)	(381)

Financing activities
Net issuances of notes payable	112	689
Issuances of long-term debt	1,727	397
Reductions of long-term debt	—	(946)
Net issuances of common stock	87	265
Common stock repurchases	(63)	(693)
Cash dividends	(464)	(452)
Other	(2)	10

Net cash provided by (used in) financing activities	1,397	(730)

Effect of exchange rate changes on cash and cash equivalents	1	(20)

Increase (decrease) in cash and cash equivalents	(155)	138
Cash and cash equivalents at beginning of period	460	444

Cash and cash equivalents at end of period	$305	$582

Supplemental financial data:
Cash Flow (operating cash flow less property additions) (a)	$1,113	$877

(a)	We use this non-GAAP measure of cash flow to focus management and investors on the amount of cash available for debt reduction, dividend distributions, acquisition opportunities, and share repurchase.

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Kellogg Company and Subsidiaries

CONSOLIDATED BALANCE SHEET

(millions, except per share data)

	September 29,	December 31,
	2012	2011
	(unaudited)	*
Current assets
Cash and cash equivalents	$305	$460
Accounts receivable, net	1,414	1,188
Inventories:
Raw materials and supplies	292	247
Finished goods and materials in process	987	885
Deferred income taxes	172	149
Other prepaid assets	136	98

Total current assets	3,306	3,027
Property, net of accumulated depreciation of $5,132 and $4,847	3,599	3,281
Goodwill	5,025	3,623
Other intangibles, net of accumulated amortization of $50 and $49	2,255	1,454
Pension	233	150
Other assets	436	366

Total assets	$14,854	$11,901

Current liabilities
Current maturities of long-term debt	$1,510	$761
Notes payable	362	234
Accounts payable	1,338	1,189
Accrued advertising and promotion	533	410
Accrued income taxes	16	66
Accrued salaries and wages	250	242
Other current liabilities	505	411

Total current liabilities	4,514	3,313
Long-term debt	6,065	5,037
Deferred income taxes	643	637
Pension liability	564	560
Nonpension postretirement benefits	199	188
Other liabilities	431	404

Commitments and contingencies

Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	553	522
Retained earnings	7,196	6,721
Treasury stock, at cost	(3,095)	(3,130)
Accumulated other comprehensive income (loss)	(2,323)	(2,458)

Total Kellogg Company equity	2,436	1,760
Noncontrolling interests	2	2

Total equity	2,438	1,762

Total liabilities and equity	$14,854	$11,901

*	Condensed from audited financial statements.

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Kellogg Company and Subsidiaries

Analysis of net sales and operating profit performance

Third quarter of 2012 versus 2011
(dollars in millions)	U.S. Morning Foods & Kashi	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2012 net sales	$946	$865	$264	$388	$2,463	$685	$292	$280	$—	$3,720

2011 net sales	$897	$727	$234	$359	$2,217	$585	$274	$236	$—	$3,312

% change - 2012 vs. 2011:
Volume (tonnage) (a)					.5%	-2.2%	-3.5%	9.0%	—	.1%
Pricing/mix					3.2%	-.3%	7.1%	-2.2%	—	2.7%

Subtotal - internal business (b)	5.4%	.3%	5.5%	5.2%	3.7%	-2.5%	3.6%	6.8%	—	2.8%
Acquisitions (c)	—%	18.7%	7.4%	3.2%	7.4%	25.7%	6.6%	18.4%	—	11.3%
Dispositions (d)	—%	—%	—%	—%	—%	—%	—%	-2.8%	—	-.2%
Foreign currency impact	—%	—%	—%	-.2%	—%	-6.0%	-3.6%	-3.9%	—	-1.6%

Total change	5.4%	19.0%	12.9%	8.2%	11.1%	17.2%	6.6%	18.5%	—	12.3%

(dollars in millions)	U.S. Morning Foods & Kashi	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2012 operating profit	$137	$116	$62	$66	$381	$84	$35	$29	$(50)	$479

2011 operating profit	$134	$94	$64	$65	$357	$84	$43	$23	$(43)	$464

% change - 2012 vs. 2011:
Internal business (b)	2.7%	-3.0%	-8.6%	-1.4%	-1.6%	-7.7%	-16.7%	-3.4%	-6.1%	-4.9%
Acquisitions (c)	—%	33.5%	5.5%	3.2%	10.4%	19.1%	2.0%	27.3%	-6.4%	12.4%
Dispositions (d)	—%	—%	—%	—%	—%	—%	—%	7.9%	—%	.4%
Integration impact (e)	—%	-7.8%	—%	—%	-2.1%	-7.9%	-.8%	-2.6%	-7.8%	-3.9%
Foreign currency impact	-.1%	—%	—%	—%	.1%	-4.0%	-.6%	-.8%	—%	-.8%

Total change	2.6%	22.7%	-3.1%	1.8%	6.8%	-.5%	-16.1%	28.4%	-20.3%	3.2%

(a)	We measure the volume impact (tonnage) on revenues based on the stated weight of our product shipments.
(b)	Internal net sales and operating profit growth for 2012, exclude the impact of acquisitions, divestitures, integration costs and impact of currency. Internal net sales and operating profit growth are non-GAAP financial measures which are reconciled to the directly comparable measures in accordance with U.S. GAAP within these tables.
(c)	Impact of results for the quarter ended September 29, 2012 from the acquisition of Pringles.
(d)	Impact of results for the quarter ended September 29, 2012 from the divestiture of Navigable Foods.
(e)	Includes impact of integration costs associated with the Pringles acquisition.

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Kellogg Company and Subsidiaries

Analysis of net sales and operating profit performance

Year-to-date 2012 versus 2011
(dollars in millions)	U.S. Morning Foods & Kashi	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated

2012 net sales	$2,826	$2,410	$864	$1,125	$7,225	$1,836	$836	$737	$—	$10,634

2011 net sales	$2,782	$2,181	$789	$1,060	$6,812	$1,840	$816	$715	$—	$10,183

% change - 2012 vs. 2011:
Volume (tonnage) (a)					-1.0%	-6.1%	-2.7%	3.9%	—	-1.8%
Pricing/mix					4.0%	.6%	8.6%	-1.8%	—	3.5%

Subtotal - internal business (b)	1.6%	2.2%	6.7%	5.8%	3.0%	-5.5%	5.9%	2.1%	—	1.7%
Acquisitions (c)	—%	8.3%	2.9%	1.4%	3.2%	10.9%	2.4%	8.0%	—	4.9%
Dispositions (d)	—%	—%	—%	—%	—%	—%	—%	-3.3%	—	-.2%
Foreign currency impact	—%	—%	—%	-1.1%	-.1%	-5.6%	-5.9%	-3.7%	—	-2.0%

Total change	1.6%	10.5%	9.6%	6.1%	6.1%	-.2%	2.4%	3.1%	—	4.4%

(dollars in millions)	U.S. Morning Foods & Kashi	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2012 operating profit	$479	$351	$188	$206	$1,224	$234	$134	$79	$(172)	$1,499

2011 operating profit	$491	$329	$185	$198	$1,203	$287	$152	$79	$(142)	$1,579

% change - 2012 vs. 2011:
Internal business (b)	-2.6%	-2.6%	-1.1%	4.5%	-1.2%	-16.3%	-7.4%	-11.4%	-2.1%	-5.4%
Acquisitions (c)	—%	11.9%	2.7%	1.1%	3.9%	6.1%	.6%	7.9%	-2.1%	4.3%
Dispositions (d)	—%	—%	—%	—%	—%	—%	—%	6.7%	—%	.4%
Integration impact (e)	—%	-2.6%	—%	—%	-.7%	-4.9%	-.3%	-1.8%	-17.8%	-3.2%
Foreign currency impact	.1%	—%	—%	-1.3%	-.3%	-3.5%	-4.4%	-.7%	—%	-1.2%

Total change	-2.5%	6.7%	1.6%	4.3%	1.7%	-18.6%	-11.5%	.7%	-22.0%	-5.1%

(a)	We measure the volume impact (tonnage) on revenues based on the stated weight of our product shipments.
(b)	Internal net sales and operating profit growth for 2012, exclude the impact of acquisitions, divestitures, transaction and integration costs and impact of currency. Internal net sales and operating profit growth are non-GAAP financial measures which are reconciled to the directly comparable measures in accordance with U.S. GAAP within these tables.
(c)	Impact of results for the year-to-date period ended September 29, 2012 from the acquisition of Pringles.
(d)	Impact of results for the year-to-date period ended September 29, 2012 from the divestiture of Navigable Foods.
(e)	Includes impact of transaction and integration costs associated with the Pringles acquisition.

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Kellogg Company and Subsidiaries

Up-Front Costs*

$ millions

	Quarter ended September 29, 2012			Year-to-date period ended September 29, 2012
	Cost of goods sold (a)	Selling, general and administrative expense	Total	Cost of goods sold (a)	Selling, general and administrative expense	Total
2012
U.S. Morning Foods & Kashi	$3	$1	$4	$7	$4	$11
U.S. Snacks	2	2	4	4	6	10
U.S. Specialty	—	—	—	—	1	1
North America Other	2	—	2	2	1	3
Europe	—	—	—	3	—	3
Latin America	—	—	—	—	—	—
Asia Pacific	—	1	1	—	1	1
Corporate	—	—	—	—	—	—

Total	$7	$4	$11	$16	$13	$29

	Quarter ended October 1, 2011			Year-to-date period ended October 1, 2011
	Cost of goods sold (a)	Selling, general and administrative expense	Total	Cost of goods sold (a)	Selling, general and administrative expense	Total
2011
U.S. Morning Foods & Kashi	$—	$1	$1	$6	$3	$9
U.S. Snacks	2	8	10	5	15	20
U.S. Specialty	—	—	—	—	1	1
North America Other	1	—	1	3	—	3
Europe	4	—	4	12	—	12
Latin America	—	—	—	—	1	1
Asia Pacific	—	—	—	2	—	2
Corporate	—	—	—	—	—	—

Total	$7	$9	$16	$28	$20	$48

2012 Variance - better(worse) than 2011
U.S. Morning Foods & Kashi	$(3)	$—	$(3)	$(1)	$(1)	$(2)
U.S. Snacks	—	6	6	1	9	10
U.S. Specialty	—	—	—	—	—	—
North America Other	(1)	—	(1)	1	(1)	—
Europe	4	—	4	9	—	9
Latin America	—	—	—	—	1	1
Asia Pacific	—	(1)	(1)	2	(1)	1
Corporate	—	—	—	—	—	—

Total	$—	$5	$5	$12	$7	$19

*	Up-front costs are charges incurred by the Company which will result in future cash savings and/or reduced depreciation.
(a)	Includes expense associated with capital projects across our supply chain network incurred primarily in North America.

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Kellogg Company and Subsidiaries

Transaction and Integration Costs*

$ millions

	Quarter ended September 29, 2012				Year-to-date period ended September 29, 2012
	Cost of goods sold	Selling, general and administrative expense	Other Income/Expense	Total	Cost of goods sold	Selling, general and administrative expense	Other Income/Expense	Total
2012
U.S. Snacks	$—	$8	$—	$8	$—	$9	$—	$9
Europe	1	6	—	7	1	13	—	14
Asia Pacific	—	—	—	—	—	1	—	1
Corporate	—	3	—	3	—	25	5	30

Total	$1	$17	$—	$18	$1	$48	$5	$54

*	Transaction and integration costs are charges incurred by the Company as a direct result of the work performed for the acquisition of the Pringles business.

No transaction costs were incurred during the quarter ended September 29, 2012.

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